Exhibit 99.1

For Immediate Release

The Macerich Company Board of Directors Unanimously Rejects
Revised, Unsolicited Proposal from Simon Property Group

Santa Monica, CA — March 31, 2015 — The Macerich Company (NYSE: MAC) (“Macerich” or “the Company”) today announced that its Board of Directors unanimously rejected Simon Property Group, Inc.’s (NYSE: SPG) (“Simon Property Group”) revised, unsolicited proposal to acquire the Company for $95.50 per share in cash and stock.  The Macerich Board carefully reviewed the revised proposal with the assistance of its financial, real estate and legal advisors, and determined that the proposal continues to substantially undervalue Macerich and that pursuing the proposed transaction at this time is not in the best interests of Macerich and its stockholders.

“Our Board carefully reviewed Simon Property Group’s revised proposal and concluded that it does not reflect the full value of our company,” said Arthur Coppola, chairman and chief executive officer of Macerich.  “Simon’s proposal has shined a bright light on the value of Macerich and our unparalleled collection of assets in the most desirable and highest barrier-to-entry markets.  We have a long-term successful track record and a strategy that positions Macerich as the premier, pure-play high-end mall REIT with numerous embedded opportunities for future value creation and significant upside potential.”

Mr. Coppola continued, “Over the past three years we monetized our lower productivity assets and redeployed that capital in a non-dilutive manner into expanding and redeveloping our core portfolio.  We have transformed our business to be uniquely positioned to deliver superior same-store net operating income (SSNOI) and total net operating income (NOI) growth over the next several years.  Approximately 90% of our $1.04 billion of expected NOI in 2016  will come from fortress malls.  Together with our substantially improved balance sheet, this positions Macerich to take advantage of opportunities through any economic cycle.  We realize that Macerich currently faces a disconnect between private market valuations and public market views — a situation we have seen before.  Letting that disconnect persist is not an option, and we intend to act decisively to correct the situation by:

•                  Pursuing the rigorous business plan we put forward in our November 18, 2014 Investor Day presentation,

•                  Continuing with our strategy of recycling out of lower growth assets and redeploying capital into highly productive assets,

•                  Delivering on the expansion and redevelopment projects currently under way and identifying additional opportunities to mine NAV growth from our core portfolio,

•                  Delivering superior SSNOI and total NOI growth,

•                  Increasing our operating margins by a target of 4% over the next 18 to 24 months through property level expense reductions and common area revenue enhancements, and

•                  Expanding our outlet program selectively and opportunistically.”

Fred Hubbell, lead independent director of Macerich, added, “Our Board — including in separate sessions of the independent directors – spent extensive time carefully evaluating the revised proposal and our standalone plan with management, Eastdil Secured and our financial and legal advisors.  The Board, which includes real estate experts and a representative of one of our largest stockholders, concluded that now is not the right time to sell the company.  We remain committed to continuing to grow stockholder value.  We recognize it is incumbent upon us to have the public market understand the value of our business and properly reflect it in our share price.  I intend, together with management and other directors, to engage directly with stockholders over the coming weeks and months.  Furthermore, the Board recognizes the importance of corporate governance matters, and we are therefore committed to reviewing both the stockholder rights plan and the classified board promptly following the annual meeting.  The independent directors and management are absolutely united in the belief that the execution of Macerich’s business strategy will deliver more value for stockholders than Simon’s proposal.”

The following is the text of the letter that was sent on March 31, 2015, to Simon Property Group Chairman and CEO, David Simon:

March 31, 2015

Mr. David E. Simon

Chairman & Chief Executive Officer

Simon Property Group, Inc.

225 West Washington Street

Indianapolis, Indiana 46204

Dear David:

On behalf of the Board of Directors of The Macerich Company (the “Company” or “Macerich”), I want to thank you for your most recent letter dated March 20, 2015.

Our board carefully reviewed, with the assistance of the Company’s financial, real estate and legal advisors, your most recent, best and final proposal and the subsequent telephone conversation you and I had last week.  After thoroughly considering your proposal, the board unanimously concluded that your proposal continues to substantially undervalue Macerich and its prospects for continued growth and shareholder value creation.

Therefore, the board determined that pursuing such a transaction at this time is not in the best interests of the Company, the Company’s stockholders and other constituencies.  Our board believes that continuing to execute on our strategic plan will yield substantially more value for our stockholders.

In light of the foregoing, our board authorized me to inform you that it has unanimously rejected your proposal.

Sincerely,

Arthur M. Coppola

Chairman & Chief Executive Officer

The Macerich Company

Deutsche Bank Securities Inc., Goldman, Sachs & Co. and JP Morgan Securities LLC are acting as financial advisors to Macerich and Kirkland & Ellis LLP, Goodwin Procter LLP and Venable LLP are acting as legal counsel.

About Macerich

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 54 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Forward Looking Statements

This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; the outcome of Simon Property Group, Inc.’s announced efforts to acquire the Company; and terrorist activities or other acts of violence which could adversely affect all of the above factors.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

Contacts

John Perry, Senior Vice President-Investor Relations, 424-229-3345

Jean Wood, Vice President-Investor Relations, 424-229-3366

Joele Frank / Andrew Siegel / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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